As filed with the Securities and Exchange Commission on March 4, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VOLTERRA SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-3251865
(State of Incorporation)	(I.R.S. Employer Identification No.)

47467 Fremont Blvd.

Fremont, CA 94538-6437

(510) 743-1200

(Address, including zip code, and telephone number of principal executive offices)

2004 Equity Incentive Plan

2004 Non-Employee Directors’ Stock Option Plan

2004 Employee Stock Purchase Plan

(Full title of the plans)

Jeffrey Staszak

President and Chief Executive Officer

Volterra Semiconductor Corporation

47467 Fremont Blvd.

Fremont, CA 94538-6437

(510) 743-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gordon K. Ho, Esq.

Cooley Godward Kronish LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306-2155

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, par value $0.001 per share, reserved for future grant under the Registrant’s 2004 Equity Incentive Plan	1,227,760 shares	$ 7.87	$ 9,662,471.20	$ 379.74
Common stock, par value $0.001 per share, reserved for future grant under the Registrant’s 2004 Non-Employee Directors’ Stock Option Plan	75,000 shares	$ 7.87	$ 590,250.00	$ 23.20
Common stock, par value $0.001 per share, reserved for future grant under the Registrant’s 2004 Employee Stock Purchase Plan	429,716 shares	$ 7.87	$ 3,381,864.92	$ 132.90
Total	1,732,476 shares		$ 13,634,587.00	$ 535.84

(1)	Represents additional shares issuable under the Registrant’s 2004 Equity Incentive Plan, 2004 Non-Employee Directors’ Stock Option Plan and 2004 Employee Stock Purchase Plan (collectively, the “Plans”) by reason of the automatic share increase provisions of each of the Plans. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock. In addition, pursuant to Rule 416(c) under the Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price is based on $ 7.87, the average of the high and low prices of the registrant’s common stock on March 3, 2009 as reported on the Nasdaq Global Select Market.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The contents of the Registration Statement on Form S-8 (File No. 333-149568) filed by Volterra Semiconductor Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on March 6, 2008 and the documents incorporated therein, are incorporated by reference herein.

The contents of the Registration Statement on Form S-8 (File No. 333-141265) filed by the Company with the SEC on March 13, 2007 and the documents incorporated therein, are incorporated by reference herein.

The contents of the Registration Statement on Form S-8 (File No. 333-123090) filed by the Company with the SEC on March 2, 2005 and the documents incorporated therein, are incorporated by reference herein.

The contents of the Registration Statement on Form S-8 (File No. 333-118006) filed by the Company with the SEC on August 6, 2004 and the documents incorporated therein, are incorporated by reference herein.

EXHIBITS

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of Volterra Semiconductor Corporation.

4.2(2)	Amended and Restated Bylaws of Volterra Semiconductor Corporation.

4.3(3)	Specimen Stock Certificate.

5.1(7)	Opinion of Cooley Godward Kronish LLP.

10.1(4)	Volterra Semiconductor Corporation 2004 Equity Incentive Plan and form of related agreement.

10.2(5)	Volterra Semiconductor Corporation 2004 Non-Employee Directors’ Stock Option Plan, as amended, and form of related agreement.

10.3(6)	Volterra Semiconductor Corporation 2004 Employee Stock Purchase Plan, as amended.

23.1(7)	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

(1)	Previously filed as Exhibit 3.1 to Volterra Semiconductor Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, as filed with the SEC on September 9, 2004, and incorporated by reference herein.

(2)	Previously filed as Exhibit 3.2 to Volterra Semiconductor Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007, as filed with the Securities and Exchange Commission on November 1, 2007, and incorporated by reference herein.

(3)	Previously filed as the correspondingly numbered exhibit to Volterra Semiconductor Corporation’s Registration Statement on Form S-1 (No. 333-115614), as filed with the SEC on May 19, 2004, as amended, and incorporated by reference herein.

(4)	Previously filed as Exhibit 10.4 to Volterra Semiconductor Corporation’s Annual Report on Form 10-K, as filed with the SEC on March 1, 2005, and incorporated by reference herein.

(5)	Previously filed as Appendix A to Volterra Semiconductor Corporation’s Definitive Proxy Statement, as filed with the SEC on April 24, 2007, and incorporated by reference herein.

(6)	Previously filed as Exhibit 10.6 to Volterra Semiconductor Corporation’s Annual Report on Form 10-K, as filed with the SEC on March 8, 2007, and incorporated by reference herein.

(7)	Filed herewith.

UNDERTAKINGS

1.	The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the issuer pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on March 4, 2009.

Volterra Semiconductor Corporation

By:	/s/ Jeffrey Staszak
Jeffrey Staszak
President and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Jeffrey Staszak and Mike Burns, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Staszak Jeffrey Staszak	President, Chief Executive Officer and Director (Principal Executive Officer)	March 4, 2009

/s/ Mike Burns Mike Burns	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 4, 2009

/s/ Mel Friedman Mel Friedman	Director	March 4, 2009

/s/ Fu-Tai Liou Fu-Tai Liou	Director	March 4, 2009

/s/ Christopher Paisley Christopher Paisley	Director	March 4, 2009

/s/ Edward Ross Edward Ross	Director	March 4, 2009

/s/ Edward Winn Edward Winn	Director	March 4, 2009

EXHIBITS

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of Volterra Semiconductor Corporation.

4.2(2)	Amended and Restated Bylaws of Volterra Semiconductor Corporation.

4.3(3)	Specimen Stock Certificate.

5.1(7)	Opinion of Cooley Godward Kronish LLP.

10.1(4)	Volterra Semiconductor Corporation 2004 Equity Incentive Plan and form of related agreement.

10.2(5)	Volterra Semiconductor Corporation 2004 Non-Employee Directors’ Stock Option Plan, as amended, and form of related agreement.

10.3(6)	Volterra Semiconductor Corporation 2004 Employee Stock Purchase Plan, as amended.

23.1(7)	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

(1)	Previously filed as Exhibit 3.1 to Volterra Semiconductor Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, as filed with the SEC on September 9, 2004, and incorporated by reference herein.

(2)	Previously filed as Exhibit 3.2 to Volterra Semiconductor Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007, as filed with the Securities and Exchange Commission on November 1, 2007, and incorporated by reference herein.

(3)	Previously filed as the correspondingly numbered exhibit to Volterra Semiconductor Corporation’s Registration Statement on Form S-1 (No. 333-115614), as filed with the SEC on May 19, 2004, as amended, and incorporated by reference herein.

(4)	Previously filed as Exhibit 10.4 to Volterra Semiconductor Corporation’s Annual Report on Form 10-K, as filed with the SEC on March 1, 2005, and incorporated by reference herein.

(5)	Previously filed as Appendix A to Volterra Semiconductor Corporation’s Definitive Proxy Statement, as filed with the SEC on April 24, 2007, and incorporated by reference herein.

(6)	Previously filed as Exhibit 10.6 to Volterra Semiconductor Corporation’s Annual Report on Form 10-K, as filed with the SEC on March 8, 2007, and incorporated by reference herein.

(7)	Filed herewith.